FILE NO. 70-8875

                    SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C. 20549

                       POST-EFFECTIVE AMENDMENT NO. 3
                              (AMENDMENT NO. 5)
                                      TO
                                   FORM U-1

     APPLICATION/DECLARATION WITH RESPECT TO (1) PROPOSED REVOLVING
 CREDIT FACILITY FOR NORTHEAST UTILITIES (NU), THE CONNECTICUT LIGHT AND POWER COMPANY (CL&P) AND WESTERN MASSACHUSETTS ELECTRIC COMPANY (WMECO) AND
(2) INCREASES AND EXTENSIONS OF SHORT-TERM BORROWING LIMITS OF NU, CL&P, WMECO, PUBLIC SERVICE COMPANY OF NEW HAMPSHIRE, HOLYOKE WATER POWER COMPANY
                    AND NORTH ATLANTIC ENERGY CORPORATION
                                  UNDER
                THE PUBLIC UTILITY HOLDING COMPANY ACT OF 1935


Northeast Utilities                     The Connecticut Light and
Western Massachusetts Electric Company  Power Company
174 Brush Hill Avenue                   107 Selden Street
West Springfield, MA  01090-0010        Berlin, CT  06037

Holyoke Water Power Company             Public Service Company of
Canal Street                            New Hampshire
Holyoke, MA  01040                      North Atlantic Energy Corporation
                                        1000 Elm Street
                                        Manchester, NH  03015


               (Name of companies filing this statement and addresses of principal executive offices)

                            NORTHEAST UTILITIES
                  (Name of top registered holding company)

                             Robert P. Wax, Esq.
          Senior Vice President, Secretary and General Counsel
                    Northeast Utilities Service Company
                              107 Selden Street
                              Berlin, CT  06037
                 (Name and address of agent for service)

The Commission is requested to mail signed copies of all orders, notices and communications to:

Jeffrey C. Miller, Esq.                      David R. McHale
Assistant General Counsel                    Assistant Treasurer-Finance
Northeast Utilities Service                  Northeast Utilities Service
Company                                      Company
107 Selden Street                            107 Selden Street
Berlin, CT  06037                            Berlin, CT  06037

Richard C. MacKenzie, Esq.
Day, Berry & Howard
CityPlace I
Hartford, CT  06103-3499



     The following exhibit description is amended as follows and is filed herewith:

(a) Exhibits

          B.4  First Amendment and Waiver.

     The following additional exhibits are filed herewith:

          B.5  Credit Agreement.

          B.6  Collateral Agency Agreement.

                              SIGNATURES

     Pursuant to the requirements of the Public Utility Holding Company Act of 1935, as amended, the undersigned have duly caused this Amendment to be signed on behalf of each of them by the undersigned thereunto duly authorized.


Date:  May 16, 1997

NORTHEAST UTILITIES
THE CONNECTICUT LIGHT AND POWER COMPANY
WESTERN MASSACHUSETTS ELECTRIC COMPANY
PUBLIC SERVICE COMPANY OF NEW HAMPSHIRE
HOLYOKE WATER POWER COMPANY
NORTH ATLANTIC ENERGY CORPORATION


By:  /s/Jeffrey C. Miller
     Assistant General Counsel
     Northeast Utilities Service Company